Exhibit 99.1

Contacts:

Cat Channon	John Reseburg	Chris Evenden
Sr. Dir, Corporate	VP, Global	VP, Investor
Communications	Communications	Relations
+41 754422274	650-628-3601	408-627-0608
cchannon@ea.com	jreseburg@ea.com	cevenden@ea.com

ELECTRONIC ARTS AND CODEMASTERS ESTABLISH A NEW GLOBAL POWERHOUSE FOR RACING VIDEOGAMES & ENTERTAINMENT

Electronic Arts Inc. Completes Acquisition of Codemasters Group Holdings plc

Combining the Top-tier Talent and Expertise Across Codemasters’ Formula 1®, DIRT, GRID, DiRT Rally, and Project CARS with EA’s Need for Speed Franchise, Real Racing Mobile Game

Immediate Growth Opportunities for Codemasters’ Franchises Through Electronic Arts’ Commercial Resources, Technology Infrastructure, and Nearly Half a Billion Strong Player Network

REDWOOD CITY, Calif. - February 18, 2021 - Electronic Arts Inc. (NASDAQ: EA), a global leader in interactive entertainment, today announced the completion of its acquisition of Codemasters for 604 pence (approximately US$8.37*) in cash for each ordinary share of Codemasters with an implied enterprise value of US$1.2 billion*. The combination of Electronic Arts and Codemasters marks an exciting new era in racing game entertainment. Bringing together two of the most passionate, creative and talented game developer and publishing organizations in the industry will enable further growth and continued success for a stable of the most powerful and popular racing brands in the world, including Formula 1®, Need for Speed, DIRT, DiRT Rally/WRC, GRID, Project CARS, Real Racing and more. With this critically acclaimed portfolio, Electronic Arts and Codemasters will be positioned to bring fans a regular cadence of new and exciting racing content, in addition to reaching across more platforms and more regions of the world.

Codemasters’ critically-acclaimed franchises Formula 1®, DIRT, DiRT Rally, GRID and Project CARS will sit alongside Electronic Arts’ global Need for Speed franchise, fan-favorite Real Racing mobile game, and its EA SPORTS brands, enabling greater innovation and increasing the capability to deliver content and experiences to a truly global audience for racing entertainment.

“This is the beginning of an exciting new era for racing games and content as we bring together the talented teams at Electronic Arts and Codemasters,” said Andrew Wilson, CEO of Electronic Arts. “Racing fandom continues to grow worldwide, and the franchises in our combined portfolio will enable us to create innovative new experiences and bring more players into the excitement of cars and motorsport. Our teams will be a global powerhouse in racing entertainment, with amazing games for players on every platform, and we can’t wait to get started.”

“Today is a landmark in Codemasters’ history, and an exciting day for our employees and players,” said Frank Sagnier, CEO of Codemasters. “The partnership with EA will enable our teams to take our highly-acclaimed franchises to new heights and reach a huge global audience through their player network. Together we can redefine the landscape of racing games to create even more compelling experiences for racing fans around the world.”

The union will open significant growth opportunities for Codemasters franchises with access to Electronic Arts’ network of more than 430 million players and industry-leading multi-platform subscription services. Electronic Arts also brings deep data and analytics capabilities to the Codemasters development and publishing teams, providing audience insights to accelerate the performance of key franchises. These capabilities, as well as Electronic Arts’ global publishing, marketing and game development strength, will unlock new opportunities for the combined group’s portfolio of racing games and content to reach and deeply engage more players around the world on console, PC and mobile.

The acquisition of Codemasters is part of Electronic Arts’ growth strategy focused on delivering more exceptional experiences and top live services, and reaching more players on more platforms around the world. The acquisition of Codemasters is also expected to grow net bookings and underlying profitability for Electronic Arts.

The acquisition of Codemasters was financed with cash on hand.

For more information on the acquisition, please visit: investor.ea.com.

*US$ equivalent values are stated at an exchange rate of US$ 1.3855:£1 on February 17, 2021. Enterprise value based on Codemasters’ unaudited balance sheet as of September 30, 2020.

UBS Investment Bank is acting as financial adviser to Electronic Arts and Skadden, Arps, Slate, Meagher & Flom (UK) LLP is acting as legal adviser to Electronic Arts.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at
www.ea.com/news.

EA SPORTS, Ultimate Team, Battlefield, Apex Legends, The Sims, Need for Speed, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. Madden, NFL and FIFA are properties of its respective owners and used with permission.

Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the impact of the acquisition’s announcement on the Company’s business and operating results; the occurrence of any circumstance or any other events that could give rise to the termination of the acquisition, or the failure to meet conditions to complete the acquisition, including the receipt of all necessary regulatory approvals; the Company’s ability to successfully integrate Codemasters’ operations and employees; the impact of the COVID-19 pandemic, sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

These forward-looking statements are current as of February 18, 2021. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Other Important Notices

UBS AG London Branch is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority (the “PRA”) and subject to regulation by the Financial Conduct Authority and limited regulation by the PRA in the United Kingdom. UBS is acting as financial adviser to Electronic Arts and Codex Games Limited and no one else in connection with the matters referred to herein. In connection with such matters, UBS, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person for providing the protections afforded to their clients or for providing advice in relation to the contents of this document or any matter referred to herein.